                                                                     Exhibit 2.1

                 AGREEMENT AND PLAN OF MERGER OF VIADOR INC.,
                            A DELAWARE CORPORATION
                                      AND
                                 VIADOR INC.,
                           A CALIFORNIA CORPORATION

          THIS AGREEMENT AND PLAN OF MERGER dated as of this __ day of June, 1999 (the "Agreement"), is between Viador Inc., a Delaware corporation ("Viador-Delaware"), and Viador Inc., a California corporation ("Viador-California"). Viador-Delaware and Viador-California are sometimes referred to herein as the "Constituent Corporations."

                                   RECITALS
                                   --------

          A. Viador-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has a total authorized capital stock of Seventy-Five Million (75,000,000 ) shares. The number of shares of Preferred Stock of Viador-Delaware authorized to be issued is Twenty-Five Million (25,000,000), par value $0.001, of which Three Million Seven Hundred Three Thousand Seven Hundred Sixty-Four (3,703,764) shares have been designated Series A Preferred Stock (the "Series A Preferred Stock"), Eight Million (8,000,000) shares have been designated Series B Preferred Stock (the "Series B Preferred Stock"), Six Million (6,000,000) shares have been designated Series C Preferred Stock (the "Series C Preferred Stock"). No shares of Preferred Stock were outstanding as of the date hereof and prior to giving effect to the transactions contemplated hereby. The number of shares of Common Stock authorized to be issued is Fifty Million (50,000,000), par value $0.001. As of the date hereof, and before giving effect to the transactions contemplated hereby, One Thousand (1,000) shares of Common Stock were issued and outstanding, all of which were held by Viador-California.

          B. Viador-California is a corporation duly organized and existing under the laws of the State of California and has a total authorized capital stock of Seventy-Five Million (75,000,000 ) shares. The number of shares of Preferred Stock of Viador-California authorized to be issued is Twenty-Five Million (25,000,000), par value $0.001, of which Three Million Seven Hundred Three Thousand, Seven Hundred Sixty Four (3,703,764) shares have been designated Series A Preferred Stock (the "Series A Preferred Stock"), Eight Million (8,000,000) shares have been designated Series B Preferred Stock (the "Series B Preferred Stock"), Six Million (6,000,000) shares have been designated Series C Preferred Stock (the "Series C Preferred Stock"). The number of shares of Common Stock authorized to be issued is Fifty Million (50,000,000), par value $0.001. As of the date hereof, and before giving effect to the transactions contemplated hereby, three million seven hundred three thousand seven hundred sixty four (3,703,764) shares of Series A Preferred Stock were issued and outstanding, six million five hundred eighty-six thousand seven hundred fourteen (6,586,714) shares of Series B Preferred Stock were issued and outstanding, five million five hundred thirty-two thousand seven hundred eighty-seven (5,532,787) shares of Series C Preferred Stock were issued and outstanding, and eleven million one hundred thirty-six thousand eighty-five (11,136,085) shares of Common Stock were issued and outstanding.

          C. The Board of Directors of Viador-California has determined that, for the purpose of effecting the reincorporation of Viador-California in the State of Delaware, it is advisable and in the best interests of Viador-California that Viador-California merge with and into Viador-Delaware upon the terms and conditions herein provided.

          D. The respective Boards of Directors and Shareholders of Viador-Delaware and Viador-California have approved this Agreement and have directed that this Agreement be executed by the undersigned officers.

          NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Viador-Delaware and Viador-California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   I. MERGER

          1.1  Merger. In accordance with the provisions of this Agreement, the
               ------
General Corporation Law of the State of Delaware and the General Corporation Law of the State of California, Viador-California shall be merged with and into Viador-Delaware (the "Merger"), the separate existence of Viador-California shall cease and Viador-Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Viador Inc.

          1.2  Filing and Effectiveness. The Merger shall become effective when
               ------------------------
the following actions shall have been completed:

               (a) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the General Corporation Law of the State of Delaware shall have been filed with the Secretary of State of the State of Delaware; and

               (b) An executed counterpart of the Certificate of Merger, an executed counterpart of this Agreement or any other document filed with the Secretary of State of the State of Delaware pursuant to section (a) above, shall have been filed with the Secretary of State of the State of California.

          The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

          1.3  Effect of the Merger. Upon the Effective Date of the Merger, the
               --------------------
separate existence of Viador-California shall cease and Viador-Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Viador-California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Viador-California in the manner more fully set forth in Section 259 of the General Corporation Law of the State of Delaware, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Viador-Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Viador-California in the same manner as if Viador-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the General Corporation Law of the State of Delaware and the General Corporation Law of the State of California.

                 II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

          2.1  Certificate of Incorporation. The Amended and Restated
               ----------------------------
Certificate of Incorporation of Viador-Delaware as in effect immediately prior to the Effective Date of the Merger (the "Certificate of Incorporation") shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          2.2  Bylaws. The Bylaws of Viador-Delaware as in effect immediately
               ------
prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          2.3  Directors and Officers. The directors and officers of Viador-
               ----------------------
Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                      III. MANNER OF CONVERSION OF STOCK

          3.1  Viador-California Common Shares. Upon the Effective Date of the
               -------------------------------
Merger, each share of Viador-California Common Stock, no par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for two thirds (2/3) of one (1) fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation. No fractional share interests of the Surviving Corporation Common Stock shall be issued but shall, instead, be paid in cash by Viador-Delaware to the holder of such shares.

          3.2  Viador-California Preferred Shares.

               (a) Series A Preferred Stock. Upon the Effective Date of the
                   ------------------------
Merger, each share of Series A Preferred Stock of Viador-California, no par value, issued and outstanding immediately prior to the Merger, which shares are convertible into such number of shares of Viador-California Common Stock as set forth in the Articles of Incorporation of Viador-California, as amended, shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into or exchanged for two thirds (2/3) of one (1) fully paid and nonassessable share of Series A Preferred Stock of the Surviving Corporation, par value $0.001 per share, having such rights, preferences and privileges as set forth in the Certificate of Incorporation of the Surviving Corporation.

               (b) Series B Preferred Stock. Upon the Effective Date of the
                   ------------------------
Merger, each share of Series B Preferred Stock of Viador-California, no par value, issued and outstanding immediately prior to the Merger, which shares are convertible into such number of shares of Viador-California Common Stock as set forth in the Articles of Incorporation of Viador-California, as amended, shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into or exchanged for two thirds (2/3) of one (1) fully paid and nonassessable share of Series B Preferred Stock of the Surviving Corporation, par value $0.001 per share, respectively, having such rights, preferences and privileges as set forth in the Certificate of Incorporation of the Surviving Corporation.

               (c) Series C Preferred Stock. Upon the Effective Date of the
                   ------------------------
Merger, each share of Series C Preferred Stock of Viador-California, no par value, issued and outstanding immediately prior to the Merger, which shares are convertible into such number of shares of Viador-California Common Stock as set forth in the Articles of Incorporation of Viador-California, as amended, shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into or exchanged for [two thirds (2/3) of one (1)] fully paid and nonassessable share of Series C Preferred Stock of the Surviving Corporation, par value $0.001 per share, respectively, having such rights, preferences and privileges as set forth in the Certificate of Incorporation of the Surviving Corporation.

          3.3  Viador-California Stock Option Plans.
               ------------------------------------

               (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of Viador-California under its 1997 Stock Option/Stock Issuance Plan, 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan and any other stock option grants, purchase rights or plans (collectively, the "Plans"). Each outstanding and unexercised option to purchase Viador-California Common Stock (an "Option") under the Plans shall become, subject to the provisions in paragraph (c) hereof, an option to purchase the Surviving Corporation's Common Stock, on the basis of [two thirds (2/3) of one
(1)] share of the Surviving Corporation's Common Stock for each one (1) share of Viador-California Common Stock issuable pursuant to any such option, on the same terms and conditions and at an exercise price reflecting the [three-for-two (3 for 2)] ratio described above.

               (b) [Two thirds (2/3) of one (1)] share of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of each Option to purchase one (1) share of Viador-Delaware Common Stock so reserved immediately prior to the Effective Date of the Merger.

               (c) No "additional benefits" (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the Option holders pursuant to the assumption of their Options.

          3.4  Warrants of Viador-California.
               -----------------------------

               (a) Upon the effective date of the Merger, the outstanding warrants which prior to that time represented warrants of Viador-California (the "Warrants") shall be deemed for all purposes to evidence ownership of and to represent Warrants of Viador-Delaware (each Warrant of Viador-Delaware being exercisable to purchase shares of stock of Viador-Delaware in the amount and at the exercise price of the Warrant of Viador-California) and shall be so registered on the books and records of Viador-Delaware or its transfer agents.

          3.5  Viador-Delaware Common Stock. Upon the Effective Date of the
               ----------------------------
Merger, each share of Common Stock, par value $0.001 per share, of Viador-Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by

Viador-Delaware, or the holder of such shares or any other person, be cancelled and returned to the status of authorized and unissued shares of Common Stock.

          3.6  Exchange of Certificates. After the Effective Date of the
               ------------------------
Merger, each holder of an outstanding certificate representing shares of Viador-California Common Stock or Preferred Stock may be asked to surrender the same for cancellation to the Company, and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Viador-California Common Stock or Preferred Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, respectively, into which such shares of Viador-California Common Stock or Preferred Stock, as the case may be, were converted in the Merger.

          The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock or Preferred Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

          Each certificate representing Common Stock or Preferred Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Viador-California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

          If any certificate for shares of Viador-Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Viador-Delaware that such tax has been paid or is not payable.

                                  IV. GENERAL

          4.1  Further Assurances. From time to time, as and when required by
               ------------------
Viador-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Viador-California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Viador-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of

Viador-California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Viador-Delaware are fully authorized in the name and on behalf of Viador-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

          4.2  Abandonment. At any time before the Effective Date of the
               -----------
Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Viador-California or of Viador-Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Viador-California or the sole stockholder of Viador-Delaware.

          4.3  Amendment. The Boards of Directors of the Constituent
               ---------
Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not:
(1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

          4.4  Registered Office. The registered office of the Surviving
               -----------------
Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, DE 19801 and the Corporation Service Company is the registered agent of the Surviving Corporation at such address.

          4.5  Agreement. Executed copies of this Agreement will be on file at
               ---------
the principal place of business of the Surviving Corporation at 167 Second Avenue, San Mateo, CA 94401, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

          4.6  Governing Law. This Agreement shall in all respects be
               -------------
construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the General Corporation Law of the State of California.

          4.7  Counterparts. In order to facilitate the filing and recording of
               ------------
this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Viador Inc., a Delaware corporation, and Viador Inc., a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                       VIADOR INC.
                                       a Delaware corporation


                                       By:___________________________________
                                          Stan X. Wang
                                          President

ATTEST:



___________________________
Paul C. Vilandre
Chief Financial Officer

                                       VIADOR INC.,
                                       a California corporation



                                       By:___________________________________
                                          Stan X. Wang,
                                          President


ATTEST:



___________________________
Paul C. Vilandre
Chief Financial Officer